EXHIBIT 21

                              HILLS BANCORPORATION

                         SUBSIDIARIES OF THE REGISTRANT


   Name Of Subsidiary                                 State Of Incorporation
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Hills Bank and Trust Company                                   Iowa

LBC, Inc.                                                      Iowa

Hills Bank Kalona                                              Iowa